SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 3, 2001

                        ANTEON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

         VIRGINIA                    333-84835                   54-1023915
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(State or other jurisdiction     (Commission File              (IRS Employer
    of incorporation)                 Number)               Identification No.)

                                 (703) 246-0200
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               (Registrants telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION/DISPOSITION OF ASSETS

ACQUISITION OF SIGCOM, INC. TRAINING DIVISION

      Anteon Corporation has acquired the assets, contracts and personnel of the Training Systems Division of SIGCOM, Inc., headquartered in Greensboro, North Carolina, for a total purchase price of $10.4 million on July 20, 2001. Under the terms of the sale, the total purchase price included a cash payment of $9.4 million to the seller at closing. In addition, $1.0 million was placed in an escrow account to cover potential liabilities which may arise from matters existing as of the acquisition date. Additionally, the Company acquired, as part of the transaction, $3.4 million of accounts receivable. The Company also assumed payment for accounts payable and accrued liabilities estimated at $1.1 million. Additional expenditures for the purchase included estimated closing costs of approximately $200,000.

      The Training Systems Division of SIGCOM, Inc. is a provider of sophisticated simulation systems used by the most advanced military and government organizations around the world including the U.S. Army, Navy Seals, FBI, Swat Teams, British Special Forces and NATO Troops to help acclimate members of the armed forces to combat conditions in urban areas.

SALE OF INTERACTIVE MEDIA CORPORATION

      On July 20, 2001, the Company sold all of its stock in Interactive Media Corporation ("IMC") for $13.5 million in cash. In addition, the Company has an additional $.5 million earnout potential based on IMC's performance from the date of closing through the end of calendar year 2001. IMC specializes in providing training services to customers primarily in the commercial marketplace. Prior to the sale, IMC transferred to Anteon the assets of the government division of Interactive Media, which specializes in providing training services to the government marketplace.

SALE OF CITE

      On June 29, 2001, the Company sold its Center for Information Technology Education ("CITE") business to a subsidiary of Pinnacle Software Solutions, Inc. for a total purchase price of $100,000, of which $50,000 was paid on the date of closing, with the remainder due in six equal, monthly payments of approximately $8,300 beginning on August 1, 2001. CITE provides evening and weekend training for individuals to attain certification in Oracle developer and Java.

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CLOSURE OF CITI-SIUSS LLC

      On June 22, 2001, the Company decided to cease operations of CITI-SIUSS LLC (formerly known as Anteon-CITI LLC) (the "Venture"), a joint venture between the Company and Criminal Investigative Technology, Inc., to develop, sell and support law enforcement software solutions. The decision to close the business was a result of unsuccessful efforts by the Venture in establishing a self-supporting business.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a) Pursuant to (a)(4) of Item 7 to Form 8-K, because it is impracticable to provide the required financial statements for the acquired business at the time the report on Form 8-K is filed, this information will be filed not later than 45 days after the filing of this report on Form 8-K.

      (b) Pursuant to (b)(2) of Item 7 to Form 8-K, because it is impracticable to provide the required pro forma financial information relative to the acquired and disposed businesses at the time the report on Form 8-K is filed, this information will be filed not later than 45 days after the filing of this report on Form 8-K.

      (c) Exhibits.

      EXHIBIT NO.       DOCUMENT
      -----------       --------

         99.1     (a)   Asset Purchase Agreement (SIGCOM)

         99.2     (b)   Stock Purchase Agreement (Interactive Media Corporation)

         99.3     (c)   Asset Purchase Agreement (CITE)

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ANTEON CORPORATION


Date: 8/3/01                                  By: /s/ Joseph M. Kampf
      ----------------------------                ------------------------------
                                                  Joseph M. Kampf
                                                  President and
                                                  Chief Executive Officer


Date: 8/3/01                                  By: /s/ Carlton B. Crenshaw
      ----------------------------                ------------------------------
                                                  Carlton B. Crenshaw
                                                  Sr. Vice President of Finance
                                                  and Administration and
                                                  Chief Financial Officer

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                                  EXHIBIT INDEX

      EXHIBIT NO.       DOCUMENT
      -----------       --------

         99.1     (a)   Asset Purchase Agreement - SIGCOM, Inc.

         99.2     (b)   Stock Purchase Agreement - Interactive Media Corporation

         99.3     (c)   Asset Purchase Agreement - CITE